UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2009

Keryx Biopharmaceuticals, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
 (Address of Principal Executive Offices)

(212) 531-5965
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

On April 23, 2009, the Board of Directors of Keryx Biopharmaceuticals, Inc. (the “Company”) voted to terminate the employment of Michael S. Weiss as the Company’s Chairman and Chief Executive Officer.  Under the terms of Mr. Weiss’ employment agreement with the Company dated December 23, 2002, as amended on December 26, 2008 (the “Employment Agreement”), he will remain an employee of the Company for a period of 90 days, however, during such notice period, he will not serve as the Company’s Chairman and Chief Executive Officer.

The Employment Agreement provides that Mr. Weiss will be entitled to receive as severance (i) a lump-sum payment equal to one year's base salary, payable after a six-month delay, as required under Section 409A of the tax code, (ii) payment of his salary during the 90 days following formal notice of termination of employment, and (iii) a pro rata bonus for the year of termination, determined with respect to the amount to which Mr. Weiss would have been entitled for the year of termination (based upon the achievement of corporate goals and objectives) if he had remained employed throughout the calendar year, payable at the time bonuses are paid to other executives.  In addition, under the terms of Mr. Weiss’ employment, all of his outstanding stock options and shares of restricted stock will vest, and all stock options will remain exercisable for two years following termination. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003, and is hereby incorporated by reference, and the amendment dated December 26, 2008, is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective April 23, 2009, Michael S. Weiss was terminated as Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc. (the “Company”).

(c)           On April 23, 2009, Michael P. Tarnok was appointed Interim Chairman and Chief Executive Officer of the Company.  Mr. Tarnok, age 54, has served on the Company’s Board of Directors (the “Board”) since September 2007.

Mr. Tarnok joined the Board with extensive pharmaceutical industry experience in a wide range of areas. Mr. Tarnok spent the majority of his career at Pfizer Inc., which he joined in 1989 as Finance Director - US Manufacturing.  From 2000-2007, Mr. Tarnok served as Senior Vice President, Finance in Pfizer’s US Pharmaceuticals Division. In this position, Mr. Tarnok handled all finance responsibilities for the division, including contracting, trade management, forecasting of significant product launches and Sarbanes-Oxley compliance.  Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America.

There are no arrangements between Mr. Tarnok and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Tarnok has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Tarnok is not related in any way to any officer, employee or director of the Company.

Mr. Tarnok will be paid $5,000 per week and has received a grant of 100,000 shares of restricted stock of the Company, which vest immediately.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Amendment to Employment Agreement of Michael S. Weiss dated December 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)
Date: April 29, 2009

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer